UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
 PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	February 26, 2009

Hudson Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

PO Box 1541, One Blue Hill Plaza, Pearl River, New York	10965
(Address of Principal Executive Offices)	(Zip Code)

(845) 512-6000
(Registrant’s Telephone Number, Including Area Code)

275 North Middletown Road, Pearl River, New York 10965
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointmentof Certain Officers; Compensatory Arrangements of Certain Officers.

A.           On February 26, 2009, the Board of Directors, or Board, of Hudson Technologies, Inc., or the Registrant, upon recommendation of the Compensation Committee of the Board, increased the fiscal year 2008 cash bonus pool available for bonuses to all of the Registrant’s executive officers, including those referred to below, and to several other key employees, and approved awards of cash bonuses to its executive officers, as well as to certain of its key employees.  The amounts of the bonuses to be paid to the following executive officers of the Registrant are:

James R. Buscemi, the Registrant’s Chief Financial Officer, will receive a total cash bonus of $75,000;

Brian F. Coleman, the Registrant’s President and Chief Operating Officer, will receive a total cash bonus of $160,000;

Charles F. Harkins, the Registrant’s Vice President of Sales, will receive a total cash bonus of $150,000; and

Kevin J. Zugibe, the Registrant’s Chief Executive Officer and Chairman of the Board, will receive a total cash bonus of $170,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON TECHNOLOGIES, INC.

Date: March 2, 2009	By:	/S/ Stephen P. Mandracchia
Name: Stephen P. Mandracchia
Title: Vice President Legal & Regulatory, Secretary